CUSTODIAN AGREEMENT


         THIS AGREEMENT, made as of October 1, 1997 by and between Sterling Capital Corporation, (formerly known as The Value Line Development Capital Corporation), a corporation organized and existing under the laws of the State of New York and having its principal place of business at 635 Madison Avenue, New York, New York (hereinafter referred to as "the Fund"), and Citibank, N.A., a national banking association having its principal place of business at 399 Park Avenue, New York, New York (hereinafter referred to as Citibank").

                                   WITNESSETH

         WHEREAS, the Fund is an investment company registered under the Investment Company Act of 1940, and Citibank is a bank having the qualifications prescribed by the Act to permit the Fund to place and maintain its securities and similar investments in the custody of Citibank;

         AND WHEREAS, the Fund desires Citibank to act as Custodian of the assets of the Fund and to hold and administer the cash and securities of the Fund upon the terms and subject to the conditions of this Agreement;

         AND WHEREAS, Citibank is prepared to act as Custodian of the assets of the Fund and to hold and administer the cash and securities of the Fund upon such terms and subject to such conditions;

         NOW, THEREFORE, in consideration of the mutual agreements herein made, the Fund and Citibank agree as follows:

         1. Appointment of Citibank as Custodian of the assets of the Fund.

                  The Fund hereby appoints Citibank to hold in its sole custody all the cash and securities of the Fund, upon the terms and subject to the conditions hereafter set fourth, and Citibank hereby accepts such appointment upon such terms and subject to such conditions.

         2.  Construction of Agreement.

                  (1) Any reference in this Agreement to a person or thing in the singular shall, where the context requires, be construed as a reference to such persons or things in the plural, and vice versa.

                  (2) Any reference in this Agreement to a person or thing in the singular shall, where the context requires, be construed as a reference to the feminine or neuter gender.

         3.  Interpretation of Agreement.

         In this Agreement -

                  (a) the expression "the Board" means the Board of Directors of the Fund; and, in the event that as Executive Committee of the Board has been appointed, any reference to the Board includes a reference to the Executive Committee;

                  (b) the expression "capital shares" means shares of the capital stock of the Fund;
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                  (c)  the   expression   "officers'   instruction"   means   an
instruction, direction or authorization in writing signed in the name of the Fund by any two of the following persons, namely, Chairman of the Board, the President, any Vice President, the Secretary or the Treasurer of the Fund, and any one of the aforesaid persons and any other person duly authorized by the Board to sign officers'instructions; provided, however, that all officers' instuctions shall include the signature of the President of the Fund in the case of (I) a payment permitted under the terms of paragraphs (d), (e), (f), (h) and
(i) of subsection (2) of Section 4, and (ii) a transfer, exchange or delivery of securities permitted under the terms of paragraphs (h), (i) and (n) of subsection (1) of Section 6;

                  (d) the expression "security" has the same meaning as that given to it in the Investment Company Act of 1940, as amended, excluding, however, put and call options written by persons other than the Fund, combinations thereof, and similar options;

                  (e) the expression "the Transfer Agent" means such bank, corporation or other entity as is for the time being duly appointed by the Fund to act as transfer agent and dividend disbursing agent for the Fund;

                  (f)  the  expression   "designated   broker"  shall  mean  any
brokerage firm which is stated to be a designated broker in any officers' instruction furnished by the Fund to Citibank from time to time.

         4. Receipt and Disbursement of Monies by Citibank.

                  (1) Citibank shall open and maintain a separate account or accounts in the name of the Fund, subject only to draft or order by Citibank acting pursuant to the provisions of this Agreement. Citibank shall hold in such account or accounts, subject to the provisions of this Agreement, all cash received by it from or for the account of the Fund.

                  (2) Citibank shall make payments of cash received for the account of the Fund (insofar as cash is available for the purpose) only -

                  (a) upon the purchase of securities for the account of the Fund and the delivery of such securities to Citibank, or to any other bank, banking firm or trust company doing business in the United States and, with concurrence of the Fund, designated by Citibank as its agent, registered in the name of the Fund, or in the name of a nominee of Citibank referred to in Subsection (1) of Section 9 of this Agreement, or in proper form for transfer; provided, however, that the provisions of this paragraph (a) shall by applicable to the purchase by the Fund through designated brokers of put and /or call options written by persons other than the Fund, combinations thereof and similar options issued by the Options Clearing Corporation or any similar clearing corporation, in which event, Citibank will receive any non-negotiable certificates (against receipt for such certificates) issued by the Options Clearing Corporation, or any similar clearing corporation;

                  (b) for payments in connection with the conversion, exchange or surrender of securities owned or subscribed to by the Fund held by, or to be delivered to , Citibank;
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                  (c) for expenses of Citibank in handling securities for, or on behalf, the Fund, including the amount of stamp or transfer taxes payable by the Fund in respect of a security transaction, and other similar items connected with matters falling within the purview of this Agreement, including the reimbursement of Citibank for its disbursements and out-of-pocket expenses incurred by Citibank in the performance of its duties under this Agreement;

                  (d) for the payment of interest, taxes, management or supervisory fees or operating expenses of the Fund (including, without limitation thereto, fees for custodian, transfer agency, legal, and auditing services and directors' compensation), or for the transfer of funds to an account or accounts in the name of the Fund in a qualified bank or bands for the purpose of paying operating expenses, provided that such transfer or transfers shall be made only upon receipt by Citibank of an officers' instruction stating that the account or accounts is or are, as the case may be, to be used for paying operating expenses of the Fund and stating that the aggregate amount in all such accounts does not exceed the amount of the Fund's Fidelity Bond (pursuant to Section 17 (g) of the Investment Company Act of 1940, as amended), covering the officers and employees authorized to draw on such account or accounts;

                  (e) for the payment of cash dividends and other distributions to shareholders of the Fund;

                  (f)  for the purchase of capital shares by the Fund;

                  (g) in connection with any short sales effected or to be effected by the Fund, for deposit in a segregated commercial account with Citibank, pursuant to the provisions of subsection (1) of Section 4 hereof.

                  (h) for the payment of any principal on any indebtedness of the Fund

                  (i)  for other proper corporate purposes of the Fund; or


                  (j) upon the  termination  of this  Agreement  as set forth in
Section 26 of this Agreement.

                  (3) Before making any payment under subsection (2) of this Section, Citibank -

                  (a) shall, in the case of a payment permitted under the terms of paragraphs (a), (b), (d) or (h) of subsection (2) of this Section, have received (any may rely on) an officers' instruction directing such payment and setting forth the purpose for which such payment is to be made;

                  (b) shall, in the case of a payment permitted under the terms of paragraph (e) or paragraph (f) of subsection (2) of this Section, have received (and may rely on) an officers' instruction specifying that the payment is in respect of a cash dividend or other distribution to shareholders of the Fund duly declared by the Board or, as the case may be, is in respect of the purchase of capital shares by the Fund duly authorized by the Board, and designating the commercial account or accounts into which the amount of such payments are to be deposited by Citibank for subsequent withdrawal by the Fund or the Transfer Agent; and

                  (c) shall, in the case of a payment for corporate purposes permitted under the terms of paragraph (I) of subsection (2) of this Section, have received (and may rely on) a copy of a resolution of the Board signed by an officer of the Fund (other than the officer certifying such resolution and certified by the Secretary or an Assistant Secretary of the Fund under its corporate seal, specifying the amount of such payment, setting forth the purpose for which such payment is to be made, declaring such purpose to be a proper corporate purpose of the Fund, and naming the person or persons to whom such payment is to be made.

         (4) Citibank shall have no responsibility with respect to supervising or policing the disbursement of monies paid by Citibank into a commercial account or accounts pursuant to paragraph (e), paragraph (f) or paragraph (g) of subsection (2) of this Section read with paragraph (b) of subsection (3) of this Section.

         (5) No officers' instruction shall be required to be received by Citibank from the Fund in the case of a payment permitted under paragraph (c) of subsection (2) of this Section.

         (6) Citibank is hereby authorized to endorse and collect all checks, drafts or other orders for the payment of money received by Citibank for the account of the Fund.

         5. Custody of Securities by Citibank.

                  (1) Citibank shall hold in a separate account, and physically segregated at all times from the accounts of any other persons, firms or corporations, pursuant to the provisions of this Agreement, all securities received by it from or for the account of the Fund, except as provided in sub paragraph 9 hereof.


                  (2) Citibank shall hold in a separate collateral account, pursuant to the provisions of this Agreement, all securities and other property or evidences thereof delivered to Citibank for safekeeping from time to time as collateral for investments made by the Fund, pursuant to an officers' instruction furnished to Citibank by the Fund.

                  (3) All securities and other property or evidences thereof held by Citibank under this Section are to be held or disposed of by Citibank for the Fund pursuant to the provisions of this agreement, and Citibank shall have no power or authority to assign, hypothecate, pledge or otherwise dispose of any such securities and other property or evidences thereof except pursuant to the directions of the Fund and only for the account of the Fund as set forth in Section 6 of this Agreement.

                  (4) Citibank shall use its best efforts to ensure that the specific securities held by it hereunder are at all times identifiable in its records.

                  (5) Anything to the contrary in this Section 5 notwithstanding, Citibank may (I) include any or all of the securities in a system whereby Citibank files securities by issuer rather than by account, or
(ii) subject to the provisions of Section 17(f) of the Investment Company Act of 1940, as amended, and any rules which may be promulgated thereunder, utilize the depository facilities of any system for the central handling of securities established by a national securities exchange or a national securities association registered with the Securities and Exchange Commission under the

Securities Act of 1934, as amended, or such other persons as may be permitted by the Securities and Exchange Commission. Citibank shall be entitled to rely upon officers' instructions as certification that such filing of securities by issuer or the utilization of such depository facilities is not in any way inconsistent with the Fund's charter, By-Laws or with any law, rule or regulation which may be applicable.

         6.  Transfer, Exchange, Delivery, etc. of Securities by Citibank.

                  (1) Citibank shall have sole power to release or deliver any securities owned by the Fund and held by Citibank for the account of the Fund pursuant to the provisions of this Agreement, other than securities held by it for safekeeping as collateral under subsection (2) of Section 5 of this Agreement. Citibank agrees to transfer, exchange or deliver such securities held by it for the account of the Fund only -

                  (a) upon sales of such securities for the account of the Fund and receipt by Citibank of payment therefor or of a check or draft in payment therefor in such form as it is satisfactory to Citibank;

                  (b) when such securities are called, redeemed or retired or otherwise become payable;

                  (c) for examination by any broker selling any such securities in accordance with "street delivery" custom;

                  (c) for examination by any broker selling any such securities in accordance with "street delivery" custom;

                  (d) in exchange for, or upon conversion into, other securities and cash, pursuant to any plan of merger, consolidation, reorganization, recapitalization or readjustment, or for deposit with a reorganization committee or protective committee pursuant to a deposit agreement;

                  (e) upon conversion of such securities, pursuant to their terms, into other securities;

                  (f) upon exercise of subscription, purchase or other similar rights represented by such securities;

                  (g) upon surrender of warrants, right or similar securities in the exercise of such warrants, rights or similar securities;

                  (h) as collateral on borrowing effected by the Fund;

                  (i) as a complete or partial redemption in kind of capital shares;

                  (j) for delivery to designated brokers as collateral in connection with any short sales effected by the Fund; provided, that any securities so delivered consists of either United States Government obligations or securities fungible with the securities which are the subject sale;

                  (k) in connection with any short sales effected or to be effected by the Fund, for deposit in a segregated commercial account with Citibank, pursuant to the provisions of subsection (1) of Section 4 hereof;

                  (1) upon sales of securities for the account of the Fund and receipt by Citibank of payment therefor, including upon sales by the Fund through designated brokers of put and/or call options written by persons other than the fund, combinations thereof and similar options issued by the Options Clearing Corporation or any similar clearing corporation, in which event Citibank will deliver any non-negotiable certificates (against receipt for such certificates) issued by the Options Clearing Corporation, or any similar clearing corporation;

                  (m) for the delivery to (i) broker-custodians to fulfill put and similar options written by persons other than the Fund held in the custody of such broker-custodians and exercised by the Fund, or (ii) to designated brokers to fulfill put and similar options issued by the Options Clearing Corporation, or any similar clearing corporation and exercised by the Fund, in which event Citibank will deliver any non-negotiable certificates (against receipt for such certificates) issued by the Options Clearing Corporation, or any similar clearing corporation;

                  (n) for other proper corporate purposes of the Fund; or

                  (o) upon the  termination  of this  Agreement  as set forth in
Section 26 of this Agreement.

          (2) All certificates, evidences of receipt and all securities, cash or other property receivable in exchange for securities delivered pursuant to the provisions of this Agreement shall be delivered to Citibank or to its agent as set forth above.

          (3) Except as provided in Section 8 of this Agreement, before making any transfer, exchange or delivery of securities under subsection (1) of this Section, Citibank -

                   (a) shall, in the case of a transfer, exchange or delivery permitted under the terms of paragraph, (a), (b) (except as to securities which are unconditionally and pursuant to their terms called, redeemed or retired or otherwise become payable), (c), (d), (e), (f), (g), (h), (i), (k), (l), or (m) of subsection (1) of this Section, have received (and may rely on) an officers' instruction directing such transfer, exchange or delivery;

                   (b) shall in the case of a transfer or delivery permitted under the terms of paragraph (i) of subsection (1) of this Section, have received (and may rely on) an officers' instruction directing the transfer or delivery of the securities to be utilized for the redemption of shares, specifying the person or persons to whom the transfer or delivery is to be made in respect of the complete or, as the case may be, partial, redemption in kind of capital shares; and

                   (c) shall, in the case of a transfer, exchange or delivery permitted under the terms of paragraph (a) of subsection (I) of this Section, have received (and may rely on) a copy of a resolution of the Board, signed by an officer of the Fund (other than the officer certifying such resolution) and certified by the Secretary or an Assistant Secretary of the Fund, under its corporate seal, specifying the securities to be transferred, exchanged or delivered, setting forth the purpose for which such transfer, exchange or delivery is to be made, declaring such purpose to be a proper corporate purpose of the Fund, and naming the person or persons to whom delivery of such securities shall be made, each of whom shall be stated in such resolution to be a properly bonded officer or employee of the Fund.

          (4) Citibank shall not deliver any of the assets of the Fund against receipt of cash to any one or more of the directors, officers, employees or agents of the Fund except as directed by an officers' employees or agents of the Fund except as directed by an officers' instruction accompanied by a resolution of the Board signed, certified and in form and substance similar to a resolution required pursuant to paragraph (c) of subsection (3) of this Section.

          (5) Notwithstanding the provisions of subsection (1) or subsection (2) of this Section, Citibank shall not transfer, exchange or deliver any securities or other property or evidence thereof held by it for safekeeping as collateral under subsection (2) of Section 5 of this Agreement, except as directed by an officers' instruction.

          7.  Reorganization, Dissolution etc. of the Fund.

              (1) In the case of any of the following transactions, not in the ordinary course of business, namely -

                  (a) the merger or consolidation of the Fund with or into another investment company; or

                  (b) the sale by the Fund of all, or substantially all, of its assets to another investment company; or

                  (c) the dissolution or liquidation of the Fund and the distribution of its assets, then in any such case Citibank shall deliver the securities held by it under this Agreement, and disburse cash, only upon receipt of an officers' instruction together with advice of counsel satisfactory to Citibank (who may be counsel for the Fund) to the effect that all necessary corporate action therefor has been taken or, concurrently with any action by Citibank, will be taken.

              (2) In none of the circumstances specified in subsection (I) of this Section shall Citibank, acting as Custodian under this Agreement, be deemed or taken to be the agent of the Fund for the purposes of any merger, consolidation, complete or substantial sale of assets, dissolution, liquidation or other reorganization.

          8. Matters where Citibank is to act without Specific Instructions.

              (1) Unless and until Citibank receives an officer's instruction to the contrary, Citibank shall, without instructions from the Fund -

                  (a) present for payment all securities held pursuant to the provisions of this Agreement, which are unconditionally and, pursuant to their terms, called, redeemed or retired or otherwise become payable, and all coupons and other income items held pursuant to the provisions of this Agreement which call for payment upon presentation, collect and receive payment on any and all other income items, and hold the cash received by it upon such payment for the account of the Fund;

                  (b) receive and hold for the account of the Fund all stock dividends, rights and similar securities issued with respect to any securities held pursuant to the provisions of this Agreement;

                  (c) execute as agent on behalf of the Fund such ownership and other certificates as may be required by the Internal Revenue Code or the Income Tax Regulations of the United States Treasury Department or under the laws of any State now or hereafter in effect in respect if securities held pursuant to the provisions of this Agreement, inserting the Fund's name on such certificates as the owner of the securities covered thereby, to the extent it may lawfully do so; and

                  (d) exchange interim receipts or temporary securities for definitive securities.

               (2) With respect to securities of foreign issue, while Citibank will use commercially reasonable efforts to collect any monies which may to its knowledge become collectible arising from such securities, including dividends, interest and other income, and to notify the Fund of any call for redemption, offer of exchange, right of subscription, reorganization or other proceedings affecting such securities, it is understood that Citibank shall be under no responsibility for any failure or delay in effecting such collections or giving such notices, whether or not relevant information is published in any financial service available to it.

               (3) Citibank shall not be under any obligation or duty to take action to effect collection of any amount, if the securities (domestic or foreign) upon which such amount is payable are in default and payment is refused after due demand or presentation. Citibank will, however, notify the Fund in writing of such default and refusal to pay.

               (4) Without prejudice to anything in subsection (1) of this Section, Citibank shall sell, if there is a market therefor, all subscription and other rights issued with respect to securities held by Citibank for the account of the Fund pursuant to the provisions of this Agreement and with respect to which Citibank has not received an officers" instruction within a reasonable time prior to the expiration of such rights.

          9. Registration of Securities.

               (1) Except as otherwise directed by an officers" instruction, Citibank shall cause all securities held by it for the account of the Fund pursuant to the provisions of this Agreement, except such as are in bearer form, to be registered in the name of the Fund or of a registered nominee of Citibank, which shall be a registered nominee as defined in the Internal Revenue Code and any Regulations of the United States Treasury Department issued thereunder, or in any provision of any subsequent federal law exempting nominee registration from liability for stock transfer taxes, and shall execute and deliver all such certificates in connection therewith as may be required by such laws or regulations or by the laws of any State.

               (2) The Fund shall from time to time furnish to Citibank appropriate instruments to enable Citibank to hold or deliver in proper form for transfer, or to register in the name of a registered nominee of Citibank, any securities which Citibank may hold for the account of the Fund pursuant to the provisions of this Agreement and which may from time to time be registered in the name of the Fund.

          10. Voting of Securities; Proxies.

               (1) Neither Citibank nor any nominee of Citibank shall vote any of the securities held by Citibank for the account of the Fund pursuant to the provisions of this Agreement, except in accordance with instructions contained in an officers' instruction.

               (2) Citibank shall deliver, or cause to be executed and delivered, to the Fund all notices of meetings, proxies and proxy solicitation material which relate to such securities, such proxies to be executed by the registered holder of such securities (if registered otherwise than in the name of the Fund), but without indicating the manner in which such proxies are to be voted. The Fund understands that in regard to any foreign (i.e., non-U.S.) securities, it may be difficult or impossible for Citibank to provide the Fund with a proxy in a timely manner, and The Fund relieves Citibank of such responsibility in such event.

          11. Communications regarding Securities.

         In any case where Citibank or its nominee receives any communication containing financial information or other information of material importance to security holders in respect of or relating to the securities held by Citibank for the account of the Fund pursuant to the provisions of this Agreement (other than notices of meeting, proxies and proxy solicitation material referred to in
Section 10 of this Agreement), Citibank shall forthwith deliver such communication to the Fund:

         Provided that nothing in the foregoing provisions of this Section shall apply or have effect in relation to communications regarding securities held by Citibank for safekeeping as collateral under subsection (2) of Section 5 of this Agreement.

          12. Certificates in respect of Exempt Transfers.

         Citibank shall execute and deliver such certificates in connection with securities delivered to it or by it pursuant to any provision of this Agreement as may be required under the provisions of the Internal Revenue Code and any Regulations of the United Stares Treasury Department issued thereunder, or by the laws of any State, now or hereafter in effect, to exempt from transfer tax exemptable transfers and/or deliveries of any such securities and to deliver upon instructions of the Fund such certificates as may be so required by the laws of foreign jurisdictions.

          13. Resolutions Names of Officers and Persons Authorized to act for the Fund.

         (1) The Fund shall furnish to Citibank a certified copy of resolutions adopted by the Board authorizing the execution, delivery and performance of this Agreement by the Fund and a copy of each resolution adopted by the Board designating the persons authorized to sign officers' instructions on behalf of the Fund, in each case certified by the Secretary or an Assistant Secretary of the Fund under its corporate seal.

         (2) The Fund shall also furnish to Citibank a certificate, similarly certified and sealed, of the specimen signatures of persons authorized to sign officers' instructions, the names of its Directors and members of the Executive Committee of the Board (if any) and the names and titles of its officers and a similar certification of any changes which may occur from time to time.

         (3) In the event that any person named in the most recent certification furnished to Citibank pursuant to sub-section (1) of this Section ceases to be an officer of the Fund or as the case may be, another person authorized to sign officers' instructions, the Fund will furnish Citibank with an officer's instruction advising it to that effect. In the absence of such an officers' instruction Citibank shall be entitled to rely, as aforesaid, upon the signatures of all officers and other persons named in such most recent certification.

          14. Care and Diligence of the Bank.

Citibank represents and warrants that its officers and supervisory personnel charged with carrying out its functions as Custodian of the assets of the Fund will exercise the same skill with respects to such assets as they exercise with respect to the property of Citibank of a similar character. Citibank shall at all times exercise reasonable care and diligence in the performance of its functions as Custodian of the assets of the Fund.

          15. Indemnification, etc.

          (1) The Fund shall fully indemnify and save harmless Citibank and its nominee from any and all loss, liability or expense, including reasonable counsel fees, arising out of its actions as Custodian of the assets of the Fund pursuant to the provisions of this Agreement, other than loss, liability or expense arising out of Citibank's gross negligence or willful misconduct, as determined by a court of competent jurisdiction.

          (2) Citibank agrees that, upon receipt of securities to be held by it for the account of the Fund pursuant to the provisions of this Agreement, or to be held in an account for safekeeping as collateral under subsection (2) of
Section 5 of this Agreement, and upon issuing its non-negotiable advice of receipt therefor, it assumes full responsibility for exercising the skill, reasonable care and diligence described in Section 14 of this Agreement with respect to the safekeeping thereof while such securities are in the actual possession of Citibank, its officers or employees. Citibank agrees that it will give such securities the same physical care and safeguards as are afforded similar property owned by it.

          16. Reliance of Citibank on Opinions, Instructions, etc.

          (1) Citibank may consult with counsel, who may be counsel for the Fund, in any case where it appears to Citibank necessary or desirable to do so. Citibank may rely upon, and shall be protected in acting upon, written advice of counsel for the Fund or of Citibank's outside general counsel. The fund shall in all events bear liability for the fees and disbursements of such counsel.

          (2) Citibank may rely and act upon any officers" instruction, or other instrument or paper believed by Citibank to be genuine and to have been signed by any person thereunto duly authorized, where such documents are received from or signed by or on behalf of the Fund or any officer or authorized employee of the Fund. In any other case, Citibank may rely and act upon any direction, instruction, certification, authorization or other instrument believed by Citibank to be genuine or to have been signed by any person thereunto duly authorized, where Citibank has exercised due care and diligence and has not been guilty of any misconduct.

          17. Responsibility for Compliance with the Fund's Investment Policies, etc.

          (1) Citibank shall have no powers or duties with respect to ensuring compliance by the Fund with any restrictions on the Fund's Investment powers or policies impose by law or contained in its Articles of Incorporation, By-Laws, Registration Statements or any amendments thereto or in its prospectuses or elsewhere. The sole responsibility for such compliance shall be borne by the Fund.

          (2) Citibank shall not be under any duty or obligation to ascertain whether any securities at any time delivered to, or held by, it for the account of the Fund are such as may properly be held by the Fund under the provisions of its Articles of Incorporation or of its By-Laws, or under any provision of Federal or State law or statute or of any rule, regulation or order of any Federal or State agency.

          (3) Citibank shall be under no duty or obligation to inquire into and shall not be liable for

                   (a) the validity of the issue of any securities purchased by or for the Fund, the legality of the purchase thereof, or the property of the amount paid therefor;

                   (b) the legality of any sale of any securities by or for the Fund or the propriety of the amount for which the same are sold;

                   (c) the legality of an issue or sale of any capital shares or the sufficiency of the amount to be paid therefor;

                  (d) the legality of the purchase of any capital shares or the propriety of the amount to be paid therefor;

                  (e) the legality of the declaration of any dividend by the Fund or the legality of the issue of any securities held by the Fund as a payment in kind of such dividend;

                   (f) any property or monies of the Fund unless and until received by it, and any such property or monies delivered or paid by it pursuant to the terms of this Agreement.

          18. Compensation of Citibank.

          (1) The Fund shall pay Citibank for its services rendered pursuant to the provisions of this Agreement such compensation as may from time to time be agreed upon in writing by the Fund and Citibank

          (2) The Fund shall pay or reimburse Citibank from time to time -

                   (a)  for  any  transfer   taxes  payable  upon  transfers  or
securities made under any provision of this Agreement; and

                   (b) for all other necessary and proper disbursements and expenses made or incurred by Citibank or its nominee in the performance of its functions under any provision of this Agreement.

          19. Reports by Citibank.

Citibank shall, as soon as practicable after the close of each business day, furnish to the Fund such advices on transactions and entries for the account of the Fund occurring on that day as may be mutually agreed upon ham time to time between the Fund and Citibank. Citibank shall also furnish to the Fund, at the end of each quarter of the Fund's fiscal year, a list of the securities held by Citibank for the account of the Fund pursuant to the provisions of this Agreement or in an account for safekeeping as collateral under subsection (2) or
Section 5 of this Agreement, and, at the expense of the Fund, such additional lists of securities held by Citibank as may be directed by an officers' instruction.

          20. Preservation of Records by the Bank.

          The Bank shall preserve, for the periods and in the manner prescribed by Section 31a-2 of the General Rules and Regulations made under the Investment Company Act of 1940, any records as are required to be maintained by the provisions of Section 31a-1 of such Rules pertaining to the account or accounts of the Fund maintained by Citibank pursuant to this Agreement.

          21. Access to Securities and Records.

          Citibank agrees to provide access from time to time to the portfolio securities held by Citibank for the account of the Fund pursuant to the provisions of this Agreement, or in an account for safekeeping as collateral under subsection (2) of Section 5 of this Agreement, and to the records maintained by Citibank in connection therewith, to such of the Fund's authorized officers, auditors and counseL or members of the staff of the Securities and Exchange Commission, as the Fund may request in writing upon reasonable notice for any proper corporate purpose, subject in each case to such physical security requirements as Citibank may consider necessary or advisable.

          22. Communications.

          All communications between the Fund and the Bank shall be addressed as follows until such time as either party is notified by the other party of a change in its address for the purpose of this Section, namely

                       To Fund                   Sterling Capital Corporation
                                                 635 Madison Avenue
                                                 New York, NY 10022
                                                 Attn:  Richard Kaufman

                       To Citibank               Citibank, N.A.
                                                 120 Broadway, 2nd floor
                                                 New York, NY 10271
                                                 Attn:  Courtland W. Hankins

         23.  Assignment of Agreement.

         This Agreement may not be assigned by Citibank without the consent of the Fund, authorized and approved by a resolution of the Board, or by the Fund without the consent of Citibank.

         24. Initial Delivery of Securities by the Fund.

         The Fund will forthwith cause to be delivered to Citibank all of its portfolio securities and cash.

         25. Termination of Agreement.

         (1) This Agreement may be terminated by the Fund, or by Citibank, on sixty days' written notice, signed by the President or any Vice President of the Fund or, as the case may be, by the President or any Vice President of Citibank, and sent by registered mail to Citibank or to the Fund, as the case may require. Termination of this Agreement by the Fund shall be made only upon authorization by a resolution of the Board.

         (2) Notwithstanding anything in the foregoing provisions of this Section, if it appears in the circumstances impracticable to effect the delivery of cash and other property of the Fund to a successor custodian as contemplated by Section 26 of this Agreement within the time specified in the notice of termination as aforesaid, Citibank agrees that the Agreement shall remain in full force and effect for such reasonable period as may be required to complete necessary arrangements with the successor custodian or, as the case may be, to obtain an order from the Securities and Exchange Commission making effective any post-effective amendment of the Registration Statement of the Fund necessary in the circumstances.

         26. Successor Custodian.

         Upon termination of this Agreement and payment by the Fund of all proper charges and expenses, Citibank shall deliver at its offices all securities duly endorsed and in proper form for transfer and all cash and other property held by it for the Fund under this Agreement to one or more successor custodians which shall meet the requirements of the Investment Company Act of 1940, as specified ill a notice of termination or officers' instruction.

         27. Amendment of Agreement.

         This Agreement may only be amended by an instrument in writing signed by a properly authorized officer of the Fund and of Citibank. Amendment of this Agreement by the Fund shall be made only upon authorization by a resolution of the Board.

         28. Effective date of the Agreement.

         This Agreement shall become effective upon the termination of the custodian agreement between the Fund and the present custodian of its assets.

          29. Governing Law.

         This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and their respective seals to be affixed hereto as of the date first above written by their respective officers hereunto duly authorized.

                                              STERLING CAPITAL CORPORATION
Attest:
_____________________________                 By ___________________________
Elizabeth Acton                                  Wayne S. Reisner, President

                                              By ___________________________
                                                 Richard Kaufman, Vice-President

Attest:                                          CITIBANK, N.A.

_____________________________                 By ___________________________